UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2008

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 13, 2008, Hardinge Inc. entered into a new five-year $100 million multi-currency secured credit facility. The new facility was arranged through JPMorgan Chase Bank, N.A., acting as administrative agent and lead arranger with Bank of America, N.A. as syndication agent and KeyBank National Association and HSBC Bank USA, National Association as co-documentation agents with Wells Fargo and Credit Suisse as participants. On June 17, 2008, the Company issued a press release announcing the new credit agreement. A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K.

The Company’s new multi-currency credit facility replaced a secured credit facility which was due to mature January 2011. The new facility will allow the Company and its newly-formed, wholly owned Swiss subsidiary, Hardinge Holdings GmbH,  to borrow in a variety of currencies and jurisdictions. The agreement provides for a revolving loan facility allowing for borrowing of up to $100.0 million.  Currently, the Company has borrowed approximately $21.5 million against the facility limit.

These loans are secured by substantially all of the Company’s and its domestic subsidiaries’ assets, other than real estate, and a pledge of (i) 100% of the Company’s investments in its domestic subsidiaries and (ii) 66 and 2/3% of the Company’s investment in Hardinge Holdings GmbH.  In addition, if certain conditions are met, Hardinge Holdings GmbH may be required to pledge its investment in certain of its material foreign subsidiaries.  The obligations of the Company and Hardinge Holdings GmbH are also guaranteed by all of the Company’s domestic subsidiaries and, under certain conditions, by certain of the Company’s material foreign subsidiaries.  This debt agreement requires among other things that the Company maintain specified ratios of debt to EBITDA, and EBITDA minus capital expenditures and taxes paid to fixed charges.  The agreement also contains other affirmative and negative covenants customary to this type of financial agreement.

The foregoing description of the material terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement which will be filed on or about August 11, 2008 as an Exhibit to the Company’s Form 10-Q for the period ended June 30, 2008.

Section 9 — Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits

( c) Exhibits

99.               Press release issued by registrant on June 17, 2008.

 SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARDINGE INC.
Registrant

June 19, 2008	By:	/s/ EDWARD J. GAIO
Date		Edward J. Gaio
Vice President and
Chief Financial Officer